                                                                    EXHIBIT 99.j


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report, and to all references to our firm, included in or made a part of this Form N-1A Registration Statement (No. 0000806633) for Wasatch Funds, Inc.



/s/ ARTHUR ANDERSEN LLP
----------------------
ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin
November 27, 2000